                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               VALUE LINE, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                VALUE LINE, INC.
                              220 EAST 42ND STREET
                            NEW YORK, NEW YORK 10017

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 -------------

TO THE SHAREHOLDERS:

    Notice is hereby given that the Annual Meeting of the Shareholders of Value Line, Inc. (the "Company") will be held on November 5, 1999, at 9:30 a.m. at the offices of Value Line Distribution Center, Inc. 125 East Union Avenue, East Rutherford, NJ 07073 for the following purposes:

    1.  To elect seven directors of Value Line, Inc.; and

    2.  To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on October 8, 1999 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

    We urge you to vote on the business to come before the meeting by promptly executing and returning the enclosed proxy in the envelope provided or by casting your vote in person at the meeting.

                                      By order of the Board of Directors

                                      HOWARD A. BRECHER,
                                      VICE PRESIDENT AND SECRETARY

New York, New York
October 12, 1999

                                VALUE LINE, INC.
                              220 EAST 42ND STREET
                            NEW YORK, NEW YORK 10017

                                 --------------

                ANNUAL MEETING OF SHAREHOLDERS--NOVEMBER 5, 1999
                                 --------------

                                PROXY STATEMENT

    The following information is furnished to each shareholder in connection with the foregoing Notice of Annual Meeting of Shareholders of Value Line, Inc. (the "Company") to be held on November 5, 1999. The enclosed proxy is for use at the meeting and any adjournments thereof. This Proxy Statement and the form of proxy are being mailed to shareholders on or about October 12, 1999.

    The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company. A proxy executed on the enclosed form may be revoked by the shareholder at any time before the shares are voted by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person. The shares represented by all proxies which are received by the Company in proper form will be voted as specified. If no specification is made in a proxy, the shares represented thereby will be voted for the election of the Board's nominees as Directors.

    The expense in connection with the solicitation of proxies will be borne by the Company.

    Only holders of Common Stock of record at the close of business on October 8, 1999 will be entitled to vote at the meeting. On that date, there were 9,978,625 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

    Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote on a particular matter is necessary to constitute a quorum of shareholders to take action at the Annual Meeting with respect to such matter. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Company's By-Laws, the nominees standing for election as directors will be elected by a plurality of the votes cast and each other matter will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or the Company's Certificate of Incorporation or By-Laws. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the nominees standing for election as directors have been elected and whether each other matter has been approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of September 24, 1999 as to shares of the Company's Common Stock held by persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock.

                                     Number of Shares
         Name and Address              Beneficially      Percentage of Shares
        of Beneficial Owner                Owned         Beneficially Owned(1)
-----------------------------------  -----------------  -----------------------
Arnold Bernhard & Co., Inc.(1)           8,044,800                 80.62%
220 East 42nd Street
New York, NY 10017

---------
(1) Jean Bernhard Buttner, Chairman of the Board, President and Chief Executive Officer of the Company, owns all of the outstanding voting stock of Arnold Bernhard & Co., Inc.

    The following table sets forth information as of June 30, 1999 with respect to shares of the Company's Common Stock owned by each director of the Company, by each executive officer listed in the Summary Compensation Table and by all executive officers and directors as a group.

                                      Number of Shares      Percentage of
              Name of                   Beneficially     Shares Beneficially
          Beneficial Owner                  Owned               Owned
------------------------------------  -----------------  -------------------
Jean Bernhard Buttner                       100(1)                *
Harold Bernard, Jr.                         409                   *
Samuel Eisenstadt                           100
W. Scott Thomas                           1,000                   *
Linda S. Wilson                               0
Howard A. Brecher                         3,100(2)                *
David T. Henigson                           150                   *
All directors and executive officers
as a group (7 persons)                    4,859(1)(2)             *

---------
* Less than one percent

(1) Excludes 8,044,800 shares (80.62% of the outstanding shares) owned by Arnold Bernhard & Co., Inc.

(2) Includes 2,975 shares purchasable within 60 days of June 30, 1999 upon the exercise of stock options by Mr. Brecher.

                             ELECTION OF DIRECTORS

    At the meeting, seven directors are to be elected. If no contrary indication is made, the persons named in the enclosed proxy will vote for the election of the nominees listed below. If any nominee shall become unavailable for reasons presently unknown, the proxy will be voted for the election of the other nominees named herein and may be voted for the election of a substitute nominee.

    During the fiscal year ended April 30, 1999, there were four meetings of the Board of Directors. Each of the directors named below attended at least 75% of the meetings held during the year of the Board of Directors and of each committee on which he or she served.

    The Board of Directors has established an Audit Committee presently consisting of Jean Bernhard Buttner, Harold Bernard, Jr., and W. Scott Thomas. The Committee held two meetings during the year ended April 30, 1999 to discuss audit and financial reporting matters with both management and the Company's independent public accountants. The Board of Directors has also established a Compensation Committee consisting of Jean Bernhard Buttner, Howard A. Brecher and David T. Henigson. The Company does not have a standing nominating committee.

    A director who is also an employee of the Company receives no compensation for his service on the Board in addition to that compensation which he receives as an employee. For fiscal 1999, a director who was not an employee of the Company was paid a director's fee of $3,000 per year plus $1,750 for each Board meeting attended and $2,500 for each committee meeting attended.

    Information concerning the nominees for directors appears in the following table. Except as otherwise indicated, each of the following has held an executive position with the companies indicated for at least five years.

                        NOMINEE, AGE AS OF AUGUST 7, 1999                            DIRECTOR
                             AND PRINCIPAL OCCUPATION                                  SINCE
----------------------------------------------------------------------------------  -----------
Jean Bernhard Buttner* (64). Chairman of the Board, President, and Chief Executive        1982
and Operating Officer of the Company and Arnold Bernhard & Co., Inc.; Chairman of
the Board and President and Director or Trustee of each of the Value Line Funds;
Trustee, Skidmore College, Radcliffe College.

Harold Bernard, Jr. (68). Attorney-at-law. Retired Administrative Law Judge,              1982
National Labor Relations Board. Director of Arnold Bernhard & Co., Inc. Judge
Bernard is the cousin of Jean Bernhard Buttner.

Samuel Eisenstadt* (77). Senior Vice President and Research Chairman of the               1982
Company.

W. Scott Thomas (49). Partner, Brobeck, Phleger & Harrison, attorneys.                    1986

Linda S. Wilson (62). President Emerita of Radcliffe College; Senior Lecturer,            1998
Harvard Graduate School of Education; Trustee, Committee on Economic Development;
Honorary Trustee, Massachusetts General Hospital; Director of INACOM Corporation
and Citizens Financial Group, Inc.

Howard A. Brecher* (45). Vice President of the Company since 1996 and Secretary           1992
since 1992; Secretary, Treasurer and General Counsel of Arnold Bernhard & Co.,
Inc. since 1991, Director since 1992 and Vice President since 1994.

David T. Henigson* (42). Vice President of the Company since 1992 and Treasurer           1992
since 1994; Director of Compliance and Internal Audit of the Company since 1988;
Vice President of each of the Value Line Funds since 1992 and Secretary and
Treasurer since 1994; Vice President and Director of Arnold Bernhard & Co., Inc.
since 1992.

---------
* Member of the Executive Committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended April 30, 1999, 1998 and 1997 of the chief executive officer of the Company and each of the other executive officers of the Company who were serving at April 30, 1999. The Company has four executive officers.

                                                                            Long-Term
                                                                           Compensation
                                                                     ------------------------
                                                                              Awards
                                                                     ------------------------
                                                                     Restricted
                                            Annual Compensation         Stock       Options        All Other
Name and                      Fiscal     --------------------------   Award(s)      Granted    Compensation (b)
Principal Position             Year      Salary ($)   Bonus (a)($)       ($)          (#)             ($)
--------------------------  -----------  -----------  -------------  -----------  -----------  -----------------
Jean B. Buttner                   1999      807,611       800,000                                     19,777
Chairman of the Board and         1998      789,881       700,000        --           --              20,880
 Chief Executive Officer          1997      772,500       600,000        --           --              17,760
Samuel Eisenstadt                 1999      125,000       110,000        --           --              14,000
Senior Vice President and         1998      100,000       100,000        --           --              15,000
 Research Chairman                1997      100,000       100,000        --           --              15,000
David T. Henigson                 1999      100,000       242,500        --           --              14,000
Vice President                    1998      100,000       220,000        --           --              15,000
                                  1997       99,600       180,000        --           --              14,940
Howard A. Brecher                 1999       50,000       210,000        --           --               7,000
Vice President                    1998       50,000       185,000        --           --               7,500
                                  1997       50,000       140,000        --           --               7,500

----------
(a) A portion of the bonuses are contingent upon future employment.

(b) Employees of the Company are members of the Profit Sharing and Savings Plan (the "Plan"). The Plan provides for a defined annual contribution which is determined by a formula based upon the salaries of eligible employees and the amount of consolidated net operating income as defined in the Plan. The Company's contribution expense was $1,609,000 for the year ended April 30, 1999. Each employee's interest in the Plan is invested in such proportions as the employee may elect in shares of one or more of the mutual funds available under the Plan for which the Company acts as investment adviser. Distributions under the Plan vest in accordance with a schedule based upon the employee's length of service and are payable upon request at the time of the employee's retirement, death, total disability, or termination of employment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in fiscal 1999, the value realized through the eexercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.

                                                                 Number of                Value of Unexercised
                                                            Unexercised Options         In-the-Money Options at
                                                             at April 30, 1999             April 30, 1999 (1)
                     Shares Acquired                    ----------------------------  ----------------------------
                       Upon Option          Value                           Not                          Not
Name                    Exercise        Realized (1)     Exercisable    Exercisable   Exercisable    Exercisable
------------------  -----------------  ---------------  -------------  -------------  -----------  ---------------
Howard A. Brecher           0                   N/A           2,975         --         $  21,941         --

---------
(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Arnold Bernhard & Co., Inc. utilizes the services of officers and employees of the Company to the extent necessary to conduct its business. The Company and Arnold Bernhard & Co., Inc. allocate costs for office space, equipment and supplies and staff pursuant to a servicing and reimbursement arrangement. During the year ended April 30, 1999, the Company was reimbursed $496,000 for such expenses. In addition, a tax-sharing arrangement allocates the tax liabilities of the two companies between them. The Company pays to Arnold Bernard & Co., Inc. an amount equal to the Company's liability as if it filed separate tax returns.

                         COMPENSATION COMMITTEE REPORT

    The Company's executive compensation program has as its objectives to enable the Company to attract and retain experienced and talented executives, to promote successful corporate performance and to compensate suitably executives who contribute to the management and profitability of the Company. The following guidelines have been established to carry out this policy:

    (a) Base salaries and bonuses should be maintained at levels consistent with competitive market compensation practices; and

    (b) A portion of the executive compensation should reflect the performance of the Company and the individual.

    The Company's compensation program is comprised of two main components: Base Salary and Incentive Compensation (Bonus).

BASE SALARY

    Base salaries for the Company's executives take into account the amounts paid by companies of comparable size engaged in the business of publishing or investment management, as applicable. The Committee believes that the base salary levels as established are reasonable and competitive and necessary to attract and retain key employees.

ANNUAL INCENTIVE COMPENSATION PLAN

    Bonus payments are awarded to executives based upon competitive compensation needs and Company and individual performance. The performance of the Company and attainment of individual goals and objectives are given approximately equal weighting in determining bonuses paid to all executive officers.

    The Internal Revenue Code limits to one million dollars the allowable tax deduction that may be taken by the Company for compensation paid to each executive officer included in the Summary Compensation Table. Compensation in excess of the one million dollar level is deductible only if a series of requirements including fixed numerical performance goals are met. The Company's compensation program does not attempt to meet all the applicable Internal Revenue Service requirements for such deduction because the Company considers it essential to retain flexibility in establishing performance standards which recognize a full range of the criteria important to the Company's long-run success, such as appropriate investments in research and product development and other strategic decisions, even where some portion of executive compensation may not be deductible. In addition, performance goals for the Company would be difficult to set appropriately because the Company has several important lines of business, the financial results for which depend in large part on equity market conditions beyond the control of management.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 1999

    Jean B. Buttner's base salary in fiscal 1999 was increased from that paid in fiscal 1998 on the basis of the general cost-of-living percentage increase awarded to Company personnel. Mrs. Buttner was awarded a bonus under the Company's annual incentive compensation plan for fiscal 1999 of $800,000. In establishing this bonus, consideration was given to a number of significant individual and Company achievements during the fiscal year, including new record highs for the Company for revenues and income from operations.

    The Company has two substantial lines of business, whereas most of its competitors have a single line of business. As a result, the Committee considered CEO compensation in both the investment management and publishing industries. Compensation in investment management was deemed more relevant in determining compensation for the CEO position.

    At the request of the Compensation Committee, Pearl Meyer & Partners, Inc., executive compensation consultants, provided a study and recommendation in regard to Mrs. Buttner's fiscal 1999 compensation. The study included a comparative analysis of both Mrs. Buttner's compensation and the financial performance of the Company in relation to a peer group developed by the consultants which is set forth on page 8.

    Pearl Meyer & Partners, Inc. observed in its report for 1999, that the Company performed well relative to a peer group of asset managers, financial services firms and specialty publishers with strongly above average performance on the significant criteria of Return on Sales and Net Income.

    The report indicated that based on Pearl Meyer's surveyed compensation data, Mrs. Buttner's total compensation for fiscal 1999 fell between the median and the 75th percentile of such data. It concluded that given the Company's superior financial performance for fiscal 1999, Mrs. Buttner's total direct compensation is reasonable in terms of that offered by comparable companies. The report added that when stock options granted by peer companies to their chief executives--but not granted to Mrs. Buttner--are taken into account, the Value Line chief executive's total remuneration falls into the bottom quarter.

    The report recommended a range of fiscal 1999 compensation for Mrs. Buttner. The Committee determined the 1999 compensation package described above, which falls within the recommended range. Mrs. Buttner did not participate in the consideration of her own compensation.

                                                    COMPENSATION COMMITTEE

                                                       Jean B. Buttner
                                                      Howard A. Brecher
                                                      David T. Henigson

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The names of the members of the Compensation Committee during the fiscal year ended April 30, 1999 are set forth above. During such fiscal year, each of Jean Bernhard Buttner, Howard A. Brecher and David T. Henigson served as an officer and director of the Company and each of its subsidiaries. Each of such individuals also served as an officer and director of Arnold Bernhard & Co., Inc. Certain relationships between the Company and Arnold Bernhard & Co., Inc. are described above under "Certain Relationships and Related Transactions."

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             Value Line,
                Inc.        Russell 2000 Index   Peer Group
1994               $100.00             $100.00       $100.00
1995                $84.69             $107.04       $105.41
1996               $101.99             $142.34       $121.62
1997               $153.51             $142.35       $121.13
1998               $212.77             $202.17       $189.26
1999               $179.95             $182.74       $163.22

Value Line,
Inc.            $  100.00  $   84.69  $  101.99  $  153.51  $  212.77  $  179.95
Russell 2000
Index           $  100.00  $  107.04  $  142.34  $  142.35  $  202.17  $  182.74
Peer Group      $  100.00  $  105.41  $  121.62  $  121.13  $  189.26  $  163.22

Assumes $100 invested at the close of trading on 4/30/94 in Value Line, Inc. common stock, Russell 2000 Index, and Peer Group.
*Cumulative total return assumes reinvestment of dividends.
(1) The Peer Group is comprised of the following companies:
         Atalanta Sosnoff Capital Corp.
         Duff & Phelps Credit Rating Corp.
         Eaton Vance Corp.
         Federated Investors Inc PA
         H. D. Vest, Inc.
         IDG Books Worldwide Inc.
         John Nuveen Co.
         Thomas Nelson Inc.
         Phoenix Invt. Partners Ltd.
         Pilgrim Capital Corp.
         Pioneer Group, Inc.
         Primark Corp.
         Waddell & Reed Financial Inc.

(2) The Company believes that its total return is impeded by the relatively small float of public shares outstanding and the resulting illiquidity in trading.

    The Compensation Committee Report and the Comparative Five-Year Total Returns graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 of the Exchange Act.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The independent certified public accountants selected by the Board of Directors to audit the Company's books and records for the 2000 fiscal year are the firm of Horowitz & Ullmann, P.C., which firm also audited the Company's books and records for the fiscal year ended April 30, 1999. It is expected that a representative of Horowitz & Ullmann, P.C. will be present at the Annual Meeting.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Shareholder proposals intended for presentation at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than June 14, 2000. The Company's By-Laws contain other procedures for proposals to be properly brought before an annual meeting of shareholders. To be timely, a shareholder must have given written notice of a proposal to the Chairman of the Board of Directors with a copy to the Secretary and such notice must be received at the principal executive offices of the Company not less than thirty nor more than sixty days prior to the scheduled annual meeting; provided, however, that if less than forty days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder on the date of such shareholder notice and (iv) any material interest of the shareholder in such proposal.

                            FORM 10-K ANNUAL REPORT

    ANY SHAREHOLDER WHO DESIRES A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY OBTAIN A COPY (EXCLUDING EXHIBITS) WITHOUT CHARGE BY ADDRESSING A REQUEST TO THE SECRETARY OF THE COMPANY AT 220 EAST 42ND STREET, NEW YORK, NEW YORK 10017. EXHIBITS MAY ALSO BE REQUESTED, AT A CHARGE EQUAL TO THE REPRODUCTION AND MAILING COSTS.

                                    GENERAL

    The Board of Directors is not aware of any business to come before the meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if any other business is properly brought before the meeting, it is the intention of the persons directed to vote the shareholders' stock to vote such stock in accordance with their best judgment.

    The Company is mailing its Annual Report for the fiscal year ended April 30, 1999 to shareholders together with this Proxy Statement.

PROXY

                               VALUE LINE, INC.
                            220 EAST 42ND STREET
                             NEW YORK, NY 10017
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes and directs Howard A. Brecher and David T. Henigson and each of them, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Stockholders of VALUE LINE, INC. on Friday, November 5, 1999, or at any adjournments thereof as hereinafter specified and, in their discretion, to vote according to their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

                                                    (CONTINUED ON REVERSE SIDE)


                           - FOLD AND DETACH HERE -


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED          PLEASE MARK
HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION        YOUR VOTES AS      X
OF ALL NOMINEES.                                                                  INDICATED IN
                                                                                  THIS EXAMPLE

ELECTION OF NOMINEES AS DIRECTORS:  H. BERNARD, JR., J. BUTTNER, S. EISENSTADT, W.S. THOMAS, L.S. WILSON,
                                    H.A. BRECHER AND D.T. HENIGSON

  FOR all nominees         WITHHOLD           (INSTRUCTION: To withhold authority to vote for any individual nominee,
listed above (except       AUTHORITY          write that nominee's name on the space provided below.)
  as marked to the      to vote for all
     contrary.)      nominees listed above.   _______________________________________________________________________

                                   Please sign exactly as your name appears to the left. When signing as Trustee, Executor, Administrator, or Officer of a corporation give title as such.

                                   Dated: _______________________________, 1999


                                   ____________________________________________
                                                    Signature

                                   ____________________________________________
                                          Signature, if owned jointly

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.


                         -  FOLD AND DETACH HERE -